Exhibit No. 11

   Statement Regarding the Computation of Per Share Earnings

                                                               1996                        1995(1)
                                                               ----                        -------

Earnings  per Common Share:
    Primary                                                   $0.73                          $1.02

 Primary-before one-time
  merger costs                                                $1.08                          $1.06

    Primary average shares
  outstanding                                             5,409,330                      5,414,869

    Fully diluted                                             $0.73                          $1.02

 Fully diluted-before one-time
  merger costs                                                $1.08                          $1.06

    Fully diluted average shares
  outstanding                                             5,410,103                      5,414,073

(1) The amounts shown for 1995 have been retroactively restated to reflect the acquisition of Laurel Bancorp, Inc. consummated on January 26, 1996, accounted for as a pooling of interests, and for the effects of a three-for-two stock split, effected in the form of a 50% stock dividend, declared in April 1995.